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                                                                      EXHIBIT 15

                          LETTER REGARDING UNAUDITED
                         INTERIM FINANCIAL INFORMATION

Enterprise Systems, Inc.
1400 South Wolf Road
Wheeling, IL 60090

Ladies and Gentlemen:

With respect to the registration statement on Form S-8, we acknowledge our awareness of the use therein of our report dated April 18, 1996 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Very truly yours,



KPMG Peat Marwick LLP


Chicago Illinois
May 6, 1996